Exhibit (i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 27, 2015

Managed Municipal Fund, Inc.

666 Fifth Avenue, 11th Floor

New York, NY 10103

Re:	Managed Municipal Fund, Inc.
Post-Effective Amendment No. 39
File No. 33-32819; ICA No. 811-6023

Ladies and Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 39 to Registration Statement No. 33-32819 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP